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                                                                    EXHIBIT 10.1

                          CORNERSTONE BANCSHARES, INC.

                    STATUTORY-NONSTATUTORY STOCK OPTION PLAN

         1. Purpose. The purpose of this Cornerstone Bancshares, Inc. Statutory-Nonstatutory Stock Option Plan (the "Plan") is to motivate Participants (as defined herein), thereby benefiting the stockholders Cornerstone Bancshares, Inc., a Tennessee corporation ("Bancshares"). In furtherance of this purpose, the Plan is to advance the interests of Bancshares by stimulating the efforts of key employees, increasing their desire to continue in their employment with Bancshares, assisting Bancshares in competing effectively with other enterprises for the services of new employees and directors necessary for the continued improvement of operations, and to attract and retain the best possible personnel for service as employees, officers and directors of Bancshares. Accordingly, the Plan is designed to promote the interests of Bancshares and its stockholders, and, by facilitating stock ownership on the part of such directors, officers and employees, to encourage them to acquire a proprietary interest in Bancshares and to remain in its employ and service.

         2. Definitions.

            "Board" means the Board of Directors of Bancshares or its affiliate(s).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the Committee(s) chosen by the Board to administer the Plan, as provided in Section 5(a) hereof.

            "Fair Market Value of Stock" shall be determined under the Plan as follows:

            (a) If the Stock is principally traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and the asked price for the Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

            (b) If the Stock is principally listed on a national securities exchange, the average of the closing prices of the Stock for the 10 consecutive trading days immediately preceding such given date; and

            (c) If the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, the book value at the close of business in the preceding month shall determine the fair market value of Stock.

            "Incentive Stock Option" has the meaning ascribed in Section 422 of the Code.

            "Non-Qualified Stock Option" means all Options which do not qualify as Incentive Stock Options such as those granted to non-employee directors.


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            "Option" means an award of an Incentive Stock Option or
Non-Qualified Stock Option pursuant to this Plan.

            "Option Agreement" means the written instrument from the Committee to Participant describing the terms of the Option.

            "Option Price" means the exercise price of an Option.

            "Option Stock" or "Stock" means the common stock of Bancshares.

            "Participant" means a person to whom an Option has been granted.

         3. Effective Date of Plan; Term. The Plan is effective October 15, 1997, the effective date on which the Board and stockholders of Bancshares approved the Plan. No Options intended to be Incentive Stock Options may be granted after January 25, 2006.

         4. Shares Subject to the Plan. The aggregate number of shares of Stock available for grant under the Plan is 205,000, subject to adjustments as provided in Section 9 herein. Of such shares, 55,000 are allocated to the Options which are Incentive Stock Options and the remaining 150,000 shares of Stock are allocated to Options which are Non-Qualified Stock Options. Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held in the treasury of Bancshares. In the event that, prior to the end of the period during which Options may be granted under the Plan, any Option under the Plan expires unexercised or is terminated or surrendered without being exercised, in whole or in part, the number of shares theretofore subject to such Option or the unexercised or terminated portion thereof, shall be added to the remaining number of shares of Stock available for grant as an Option under the Plan, including a grant to a former holder of such Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Option.

         5. Administration of the Plan by the Committee.

            (a) The Committee. The Plan shall be administered by the Committee, whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The members of the Committee need not be members of the Board or employees of Bancshares. The Board, in its discretion, may appoint separate committees to administer the Incentive Stock Options and the Non-Qualified Stock Options. No member of the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall be entitled to indemnification and reimbursement as directors of Bancshares pursuant to its Charter and Bylaws. The Committee may take action only upon the agreement of a majority of the entire Committee. Any action which the Committee takes through a written instrument signed by a majority of its members shall be as effective as though taken at a meeting duly called and held.


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              (b) Powers of the Committee. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it and make all determinations it deems necessary or advisable for the administration of the Plan. The powers of the Committee shall include plenary authority to administer and interpret the Plan, and subject to the provisions hereof, to determine the persons to whom Options shall be granted, the number of shares subject to each Option, the terms and provisions of each Option, and the date on which Options shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered by such Participants, or classes of Participants, their present and potential contributions to Bancshares' success and such other factors as the Committee, in its discretion, shall deem relevant. Any interpretation of Options intended to be Incentive Stock Options shall be made in such a manner that they continue to be Incentive Stock Options. Accordingly, the Committee shall determine, as soon as practicable after the effective date of the Plan and at any time and from time to time thereafter, (i) the persons who are eligible, (ii) the number of shares of Stock which an eligible person may purchase pursuant to an Option, (iii) the price of each share of Stock subject to the Option and (iv) the terms on which each share of Stock subject to the Option may be purchased.

              (c) Conclusiveness of Determinations. Any action taken by the Committee or by the Board with respect to the implementation, interpretation, or administration of the Plan shall be final, conclusive and binding. The Committee's determinations under the Plan, including, without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether of not such persons are similarly situated.

         6. Options.

            (a) Grant of Options. Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan by the Committee for the purchase of Stock. Options shall be subject to such terms and conditions, shall be exercisable at such times, and shall be evidenced by such form of written option agreement between Participant and Bancshares, as the Committee shall determine; provided, that such determinations are no inconsistent with the other provisions of the Plan. The Committee shall have authority to grant Options exercisable in whole or in part at any time during their term. Option Agreements need not be identical.

            (b) Restrictions on the Grant of Incentive Stock Options. No Option intended to be an Incentive Stock Option shall be granted to any person owning, within the meaning of Sections 422 and 424 of the Code, Stock of Bancshares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancshares unless the provisions of Section 7(a) and (b) hereof are complied with. In any one calendar year, no individual shall receive Options to purchase Stock under any plan of Bank intended to be Incentive Stock Options to the extent that the Stock subject


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to such Options exercisable for the first time by an individual during any calendar year has an aggregate Fair Market Value (determined at the time the Options are granted) in excess of $100,000.

            (c) Persons Eligible to Receive Options. The persons who shall be eligible to receive Options granted hereunder intended to be Incentive Stock Options shall be those key employees and officers of Bancshares who are selected by the Committee from time to time. Persons designated by the Committee who are eligible to receive Non-Qualified Options hereunder need not be employees of Bancshares, and generally will be non-employee directors or advisory directors of Bancshares or its affiliate(s). A Participant may hold more than one Option. The Committee shall determine the terms for payment by each Participant for his shares of Option Stock. Such terms shall be set forth in the Option Agreement. The terms for payment so set by the Committee may vary from one Participant to another.

         7. Terms and Exercise of Options.

            (a) Option Price. The Option Price to be paid by Participant to Bancshares upon exercise of the Option shall be determined by the Committee on the date of the grant of the Option and shall be set forth in the Option Agreement. No Option shall have an Option Price less than the greater of the Original Issue Price or the Fair Market Value of the Stock on the date of the grant. If any Option intended to be an Incentive Stock Option is granted to any person holding Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancshares, the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of the grant.

            (b) Term. Each Option granted under the Plan shall be exercisable only during a term commencing on the date when the Option was granted and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee, but not later than ten (10) years from the date of grant in the case of any Option intended to be an Incentive Stock Option, subject to the following limitations:

                  (i) any Option intended to be an Incentive Stock Option which is granted to any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancshares shall be exercisable not later than five (5) years from the date of grant; and

                  (ii) any Option intended to be an Incentive Stock Option may not be exercisable more than three (3) months after Participant ceases to be an employee of Bancshares.

            (c) Death or Disability. Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of a Participant holding a Non-Qualified Stock Option, in the absence of terms in the Option Agreement to the contrary, the Option may be


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exercised, to the extent not previously exercised, by Participant's legal representative, the legatees of the Option under Participant's Will or the distributees of the Option under the applicable laws of descent and distribution until the Termination Date, but only to the extent that the Option would otherwise have been exercisable by Participant. Upon the death of a Participant holding an Incentive Stock Option, in the absence of terms in the Option Agreement to the contrary, the Option may be exercised, to the extent not previously exercised, by Participant's legal representative, the legatees of the Option under Participant's Will or the distributees of the Option under the applicable laws of descent and distribution until the Termination Date, but only to the extent that the Option would otherwise have been exercisable by Participant. Upon the disability of a Participant holding an Incentive Stock Option, the Option may be exercised by Participant or Participant's legal representative, to the extent not previously exercised, until the earlier of the termination date for such Option or the date occurring one year from the date of the termination of Participant's employment due to disability.

            (d) Exercise of Options. Options shall be exercised by delivering or mailing to the Committee (i) a notice and "investment letter" in the form prescribed by the Committee, specifying the number of shares to be purchased; and (ii) a check payable to Bancshares or such other medium or payment as the Committee shall approve, in an amount equal to the Option Price plus any withholding tax required by law as determined by Bancshares. Upon receipt of each of the foregoing, Bancshares shall promptly deliver to Participant a certificate or certificates for the Stock purchased, without charge to Participant for issue in Participant's name and the name of another person as joint tenants with the right of survivorship, provided that any restrictions upon such Stock shall apply equally to such joint tenant. In the event that such shares are not registered under the Securities Act of 1933, such certificates shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES ACT ("STATE ACTS"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE REGISTERED UNDER SUCH ACT AND EACH RELEVANT STATE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO BANCSHARES IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT NECESSARY.

            (e) Transferability of Options. No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except that an Option may be transferred upon the death of a Participant as provided by Participant's Will or the applicable laws of descent or distribution. No Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. Notwithstanding the provisions of this Section, a Participant, at any time prior to his death, may assign all or any portion of a Non-Qualified Stock Option to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her


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spouse and lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the permitted transferee will be entitled to all of the rights of Participant with respect to the assigned portion of such Non-Qualified Stock Option, and such portion of the Non-Qualified Stock Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) Participant does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable Option Agreement, as approved by the Committee. Any such assignment shall be evidenced by a written document executed by Participant, and a copy thereof shall be delivered to Bancshares prior to the assignment.

            (f) Stockholders' Agreement. The exercise of an Option shall be conditioned upon Participant executing, if so requested by Bancshares, a Stockholders' Agreement. All Stock issued to a Participant pursuant to an Option shall be subject to any applicable Stockholders' Agreement previously entered into by such Participant. Any legend required by any such agreement shall be placed on the certificates evidencing the Stock.

            (g) Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

         8. Participant's Rights. No person shall have the rights of a stockholder by virtue of an Option except with respect to Stock actually issued to the stockholder, and issuance of Stock shall confer no retroactive rights to dividends. Nothing in the Plan or any Option Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue as a member of the Board or affect any right which Bancshares may have to remove such Participant as a director of Bancshares or its affiliate(s). Nothing in this Plan or in any Option Agreement shall confer upon any employee any right to continue in the employ of Bancshares or its affiliate(s) or interfere in any way with the right of Bancshares or its affiliate(s) to terminate his or her employment at any time.

         9. Adjustments. In the event of the declaration of any stock dividend on the Stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of Stock, or like adjustment, the number of shares of Stock and the class of shares of Stock available pursuant to the Plan, and the Option Prices, shall be adjusted by appropriate changes in the Plan and in any Option Agreement outstanding pursuant to the Plan. Any such adjustments to the Plan or to Option Agreements or Option Prices shall be made by action of the Committee, whose determination shall be conclusive; provided, however, that each Option granted pursuant to the Plan intended to be an Incentive Stock Option shall be so adjusted as to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of stock, or like adjustment which results in substantially all the shares of the Stock of Bancshares being exchanged for, or converted into cash or other property, the


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Committee shall have the right to terminate the Plan as of the date of the exchange or conversion in which case the Options shall convert into the right to receive such cash or property net of the exercise price of the Options.

         10. Termination, Suspension or Amendment of Plan. The Committee may at any time terminate, suspend or amend the Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Stock voted at a stockholders' meeting duly called and held, change any provisions (other than those adjustments for changes in capitalization as hereinbefore provided) which determines (a) the aggregate number of shares for which Options may be granted under the Plan or to any person; (b) the classes of persons eligible for Options; or (c) the duration of the Plan.

         11. Postponement of Exercise. The Committee may postpone any exercise of an Option for such time as the Committee may deem necessary in order to permit Bancshares (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Stock issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such shares of Stock on a stock exchange if shares of Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Stock, including any rules or regulations of any stock exchange on which the shares of Stock are listed, or
(iii) to determine that such shares of Stock and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above need to be taken; and Bancshares shall not be obligated by virtue of any terms and conditions of any Option Agreement or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares of Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the terms of an Option and neither Bancshares nor its directors or officers shall have any obligation or liability to any Participant or to any other person with respect to any shares of Stock as to which the Option shall lapse because of such postponement.

         12. Application of Proceeds. The proceeds received by Bancshares from the sale of its Stock under the Plan shall be used for general corporate purposes.

         13. Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Stock subject to an Option, the number so computed is not a whole number of shares of Stock, such number of shares of Stock shall be rounded down to the next whole number.

         14. Validity. In the event that any provision of the Plan or any related agreement is held to be invalid, void or unenforceable, the Board shall have the right to declare the entire Plan void and unenforceable, taking such action as shall be deemed to be in the best interest of the stockholders of Bancshares.

         15. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


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         16. Governing Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the State of Tennessee.